UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest reported): July 7, 2008

China Dongsheng International, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-26598	22-3137907
(Commission File Number)	(IRS Employer Identification No.)

c/o Jilin Dongsheng Weiye Science and Technology Development Co., Ltd.
Jifeng East Road, Gaoxin District
Jilin, Jilin Province, PRC
 (Address of Principal Executive Offices)(Zip Code)

86-432-4566702
(Issuer’s telephone number)

None
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On July 7, 2008, China Dongsheng International, Inc. (the “Company”) through its wholly-owned subsidiary, Jilin Dongsheng Weiye Science & Technology Co., Ltd. (“Jilin Dongsheng”), a company organized under the laws of the People’s Republic of China (“PRC”), entered into an agreement (the “Acquisition Agreement”) with Jilin Dongsheng Weiye Bio-Engineering Group Co., Ltd. (“Seller”), pursuant to which the Company has agreed to acquire and Seller has agreed to sell all of the Seller’s interest in certain real property located in Jilin, China.

Pursuant to the terms of the Acquisition Agreement, the Company or Jilin Dongsheng will purchase a two story manufacturing facility covering 7,916 square meters, the land use right to the land which the manufacturing facility is located and surrounding areas covering 34,830 square meters, all other facilities located such land and five productions line assembled by Seller and the aging racks associated with such production lines (the “Purchased Properties”).  The Company or Jilin Dongsheng will purchase the real property and land use rights for an aggregate of RMB 42,509,080 or approximately US$6,196,000 and the production lines and aging racks for RMB 230,800 or approximately US$34,000 in cash.  60% of the total consideration is payable by July 31, 2008 and the remaining 40% is payable by December 31, 2008.  The title to the Purchase Properties will be transferred to Jilin Dongsheng on the fifth anniversary of the date of the agreement.  Upon full payment of the cash consideration, the Company will have exclusive rights to the Purchased Properties.  Until the transfer of titles is complete, the Company or Jilin Dongsheng shall reimburse Seller for all expenses related to the Purchased Properties annually on or before December 31 of each year.

Seller is 60% owned by Aidong Yu, the Chief Executive Officer of the Company and Jilin Dongsheng and the Chairman of Seller.  Seller is 40% owned by Huizhu Xie , the General Manager of Seller.  Mr. Yu and Ms. Xie have disclosed such interests in full to the board of directors of Jilin Dongsheng and Seller.  The Company, Jilin Dongsheng and Seller have received a valuation of the Purchased Properties form an independent third party dated June 26, 2008.  The acquisition was unanimously approved by the board of directors and the shareholders of Jilin Dongsheng in accordance with the laws of PRC.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits

Exhibit Number	Description

2.1	Agreement dated July 7, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

China Dongsheng International, Inc.

Dated: July 10, 2008	By:	/s/ Aidong Yu
Aidong Yu
Chairman and President

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